UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 5th Street, Suite 200, Miami, Florida	33139
(Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:  (305) 704-3294

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On March 31, 2014: (i) Omega Commercial Finance Corporation, a Wyoming corporation (the “Registrant”), by and through its wholly-owned subsidiary, Omega Venture Capital LLC (“OVC”), on the one hand, and (ii) Trackimo LLC., a Delaware limited liability company (“TRACK”) and Shai Bar Lavi , the Majority Owner of Trackimo (the “Shareholder”), on the other hand, entered into a Definitive Agreement For A Share Exchange (the “Agreement”)  pursuant to which OVC acquired from Trackimo twenty percent (20%) of their membership units.  In exchange therefore, the Registrant shall issue to Shareholder fifty thousand (50,000) restricted shares of Series B Redeemable Preferred shares with a par Value of $100.00 per share having a value of Five Million Dollars ($5,000,000) (the “Acquired Shares”). The closing of the above share exchange occurred on March 31, 2014.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Item 3.02.  Unregistered Sales of Equity Securities.

On March 31, 2014, we issued to the Shareholder the Acquired Shares pursuant to the above Agreement, which Acquired Shares were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D under the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1 - Definitive Agreement for a Share Exchange dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 1, 2014

OMEGA COMMERCIAL FINANCE CORPORATION

By:     /s/ Jon S. Cummings, IV

Jon S. Cummings, IV, Chief Executive Officer